                                                                  EXHIBIT 23.3


             [Letterhead of Netherland, Sewell & Associates, Inc.]









            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference to our firm and to our report effective December 31, 1995; December 31, 1996; and December 31, 1997, in the Annual Report on Form 10-K of Ocean Energy, Inc., incorporated by reference into this Registration Statement on Form S-8 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 1, 1998.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        /s/ CLARENCE M. NETHERLAND
                                        ------------------------------------
                                        Clarence M. Netherland
                                        Chairman



Dallas, Texas
March 31, 1998